10.2
Memorandum of Understanding between
WDMG, WinSonic Digital Cable Systems Network, Ltd.
and James E. Thomas,
Dated October 2, 2006

[On the Front End of Technology]
101 Marietta Street, NW, Centennial Tower, Suite 2600, Atlanta, GA 30303
Phone: 404-230-5705……Fax: 404-230-5710

# MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("MOU") dated October 2, 2006 is by and between WinSonic Digital Media Group, Ltd. ("WDMG"), WinSonic Digital Cable Systems Network, Ltd. ("WDCSN") and JAMES E. THOMAS, an individual with an address at 519 Connally Street, SE, Atlanta, Georgia 30312, and will set forth the guidelines and basis for the launch of a digital distribution platform model created by Mr. Thomas.

WDMG, based in Atlanta, Georgia, is a facilities-based media distribution solutions company with a distinctive video transport concept that enables users to view, interact, and listen to all types of audio, online video, and digital TV in full-screen format, at high speeds, superb quality, and greatly reduced costs, while reducing the need for expensive high speed connections. As a facilities-based applications network provider, WDMG has established private room collocation services in conjunction with Level 3 Communications, Inc. in Atlanta, Chicago, San Jose, Los Angeles, Dallas and New York City.

WDCSN, based in Los Angeles, California, is a digital services and digital technology company that has provided and developed various technology services as well as consulting, producing, programming, audio consulting, state-of-the-art engineering, digital services, and digital distribution services in the film, television, broadcast, distribution and recording industries.

Mr. Thomas is the creator of a digital distribution platform called SNATCHBOX.

NOW THEREFORE THIS MOU WITNESSETH AS FOLLOWS:

1. WDMG will provide its nationwide distribution platform and technical support, and expertise for the digital distribution model (SNATCHBOX). The WDCSN distribution platform will enable SNATCHBOX to reach its targeted markets via digital cable, satellite, broadband and fiber optic delivery platforms.

2. WDMG will provide its expertise and guidance for obtaining all regulatory permits and licenses required by county, state and federal agencies necessary for WDCSN to provide unregulated and regulated digital media services to SNATCHBOX.

3. WDMG and Mr. Thomas agree to enter into an exchange agreement for WDMG common stock based on a mutually acceptable valuation formula.

4. Mr. Thomas will become the *Vice President of Digital Media* for Winsonic Digital Cable Systems Network, Ltd.

WINSONIC
[On the Front End of Technology]
101 Marietta Street, NW, Centennial Tower, Suite 2600, Atlanta, GA 30303
Phone: 404-230-5705……Fax: 404-230-5710

This MOU comprises the basis of the current understanding of the parties hereto and will be replaced by a more detailed formal agreement that will be completed within the next thirty days from the date of this MOU and approved by the Company's Board of Directors.

AGREED AND ACCEPTED:

James E. Thomas

**WINSONIC DIGITAL MEDIA GROUP, LTD.**

By: ______________________
Winston Johnson, Chairman/CEO

**WINSONIC DIGITAL CABLE SYSTEMS NETWORK, LTD.**

By: ______________________
Winston Johnson, CEO

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STATE OF Georgia COUNTY OF Fulton

Before me, a Notary Public in and for said County and State, personally appeared the above named individuals.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my Notary Seal, this 2nd day of October, 2006.

Felicia A. Ruppin
Notary Public, Cobb County, GA
Commission Expires May 24, 20